UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 12, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2016, CannaSys, Inc., entered into the First Amendment to 8% Convertible Redeemable Notes to amend the terms of the 8% Convertible Redeemable Notes of CannaSys, Inc. dated December 16, 2015 (a front-end note and a back-end note each in the amount of $35,000, together, the "Notes"), with Adar Bays, LLC, a Florida limited liability company. The front-end note was funded on December 10, 2015. In consideration of Adar Bay's agreement to fund the back-end note, CannaSys agreed to cap the conversion price for the Notes at $0.00205 per share. Adar Bays funded $20,000 of the back-end note on July 12, 2016 (less $1,142 for fees) and agreed to fund the balance of the back-end note on CannaSys's filing of a preliminary information statement.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.53	First Amendment to 8% Convertible Redeemable Note of CannaSys, dated July 12, 2016	Attached
______________

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: July 26, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer